Exhibit 99.1

Investor Relations Contact:
Michael Haase
(925) 951-9005
Michael.Haase@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fiscal 2016 Third Quarter Financial Results

Total Revenues of $305.3 Million, Up 42% Year Over Year

Subscription Revenues of $242.7 Million, Up 48% Year Over Year

PLEASANTON, CALIF. - Nov. 19, 2015 - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal third quarter ended October 31, 2015.

•	Total revenues were $305.3 million, an increase of 42% from the third quarter of fiscal 2015. Subscription revenues were $242.7 million, an increase of 48% from the same period last year.

•
Operating loss was $70.2 million, or negative 23.0% of revenues, compared to an operating loss of $51.5 million, or negative 23.9% of revenues, in the same period last year. Non-GAAP operating profit for the third quarter was $0.8 million, or 0.3% of revenues, compared to a non-GAAP operating loss of $2.9 million last year, or negative 1.4% of revenues.[1]

•	Net loss per basic and diluted share was $0.41, compared to a net loss per basic and diluted share of $0.33 in the third quarter of fiscal 2015.

•
Operating cash flows for the third quarter were $55.1 million and free cash flows were $14.9 million. For the trailing twelve months, operating cash flows were $213.0 million and free cash flows were $79.1 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.9 billion as of October 31, 2015. Unearned revenues were $718.0 million, a 41% increase from last year.

“We had a strong third quarter, and welcomed our largest financial management and HCM customers to date,” said Aneel Bhusri, co-founder and CEO, Workday. “Workday also delivered its best performance in new annual contract value for Workday Financial Management in the history of the company. As we continue this momentum, we are expanding our suite of applications and investing in global capabilities to help more finance organizations make the shift to the cloud with Workday.”

“We are very pleased with our outstanding third quarter results,” said Mark Peek, co-president and chief financial officer, Workday. “We once again generated record quarterly revenues and trailing twelve month operating cash flows. Looking ahead, we anticipate fourth quarter total revenues to be within a range of $317 and $320 million, or growth of 40% to 41% as compared to the prior year.”

Recent Highlights

•	Workday held its ninth annual customer conference, Workday Rising, bringing together more than 5,400 members of the Workday community for education and collaboration in Las Vegas.

•
Workday unveiled Workday Learning, a new application intended to offer a more personalized, meaningful learning experience for organizations to evolve and encourage career development at every stage of the employee lifecycle. Workday plans to make Workday Learning generally available to customers in the second half of calendar year 2016.

•
In its latest feature release, Workday 25, Workday expanded its offerings for global finance organizations with the general availability of Workday Inventory, new reporting and analytics capabilities, and expanded product translations and localizations.

•	Workday opened a new office for its European headquarters in Dublin, and announced plans to create another 200 highly-skilled jobs based in the city over the next three years.

Workday plans to host a conference call today to review its third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1Non-GAAP operating profit (loss) for the fiscal third quarters of 2016 and 2015 exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Free cash flows are defined as operating cash flows minus purchased property and equipment, property and equipment acquired under capital leases and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Hundreds of organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s fourth quarter revenue projections, future product offerings and employee hiring plans. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended July 31, 2015 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2015. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2015	January 31, 2015 (1)
Assets
Current assets:
Cash and cash equivalents	$219,893	$298,192
Marketable securities	1,676,454	1,559,517
Accounts receivable, net	170,851	188,357
Deferred costs	19,499	20,471
Prepaid expenses and other current assets	70,378	42,502
Total current assets	2,157,075	2,109,039
Property and equipment, net	195,004	140,136
Deferred costs, noncurrent	23,548	20,998
Goodwill and acquisition-related intangible assets, net	70,353	34,779
Other assets	65,173	53,681
Total assets	$2,511,153	$2,358,633
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,953	$10,623
Accrued expenses and other current liabilities	45,995	24,132
Accrued compensation	63,834	56,152
Capital leases	80	3,207
Unearned revenue	624,819	547,151
Total current liabilities	751,681	641,265
Convertible senior notes, net	507,947	490,501
Unearned revenue, noncurrent	93,206	85,593
Other liabilities	32,792	15,299
Total liabilities	1,385,626	1,232,658
Stockholders’ equity:
Common stock	191	186
Additional paid-in capital	2,156,551	1,948,300
Accumulated other comprehensive income (loss)	(54)	(140)
Accumulated deficit	(1,031,161)	(822,371)
Total stockholders’ equity	1,125,527	1,125,975
Total liabilities and stockholders’ equity	$2,511,153	$2,358,633

(1) Amounts as of January 31, 2015 were derived from the January 31, 2015 audited financial statements.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Revenues:
Subscription services	$242,700	$164,403	$667,435	$431,462
Professional services	62,566	50,667	171,484	130,125
Total revenues	305,266	215,070	838,919	561,587
Costs and expenses(1):
Costs of subscription services	39,791	27,426	106,860	73,258
Costs of professional services	61,963	44,363	164,887	121,590
Product development	124,020	85,270	338,700	227,905
Sales and marketing	111,658	80,681	312,983	227,371
General and administrative	38,008	28,796	106,707	76,781
Total costs and expenses	375,440	266,536	1,030,137	726,905
Operating loss	(70,174)	(51,466)	(191,218)	(165,318)
Other expense, net	(6,722)	(8,047)	(17,737)	(21,999)
Loss before provision for (benefit from) income taxes	(76,896)	(59,513)	(208,955)	(187,317)
Provision for (benefit from) income taxes	915	399	(165)	1,199
Net loss	$(77,811)	$(59,912)	$(208,790)	$(188,516)
Net loss per share, basic and diluted	$(0.41)	$(0.33)	$(1.10)	$(1.03)
Weighted-average shares used to compute net loss per share, basic and diluted	190,727	184,310	189,185	182,770

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$3,203	$1,959	$8,424	$4,622
Costs of professional services	5,424	4,214	14,022	9,931
Product development	29,547	19,191	78,990	46,796
Sales and marketing	15,321	8,678	36,908	22,807
General and administrative	15,164	12,966	42,353	32,508

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(77,811)	$(59,912)	$(208,790)	$(188,516)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,260	15,682	60,717	42,679
Share-based compensation expenses	68,659	47,008	180,697	116,664
Amortization of deferred costs	5,389	5,740	17,749	14,113
Amortization of debt discount and issuance costs	6,422	6,083	19,008	18,005
Gain on sale of cost method investment	—	—	(3,220)	—
Other	48	1,808	(1,334)	2,654
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(14,727)	(18,598)	17,420	(27,052)
Deferred costs	(8,744)	(4,340)	(19,327)	(14,236)
Prepaid expenses and other assets	(9,522)	1,586	(24,998)	(8,512)
Accounts payable	(3,719)	4,056	461	1,603
Accrued expense and other liabilities	32,172	15,271	41,270	1,760
Unearned revenue	34,719	26,658	85,063	94,566
Net cash provided by (used in) operating activities	55,146	41,042	164,716	53,728
Cash flows from investing activities
Purchases of marketable securities	(623,377)	(454,219)	(1,485,422)	(1,490,404)
Maturities of marketable securities	551,270	368,984	1,261,863	1,136,456
Sales of available-for-sale securities	69,187	—	98,711	8,138
Business combinations, net of cash acquired	(23,577)	—	(31,538)	(26,317)
Purchases of property and equipment	(40,280)	(27,699)	(96,252)	(65,981)
Purchases of cost method investments	(700)	—	(16,450)	(10,000)
Sale of cost method investment	—	—	3,538	—
Other	—	—	—	1,000
Net cash provided by (used in) investing activities	(67,477)	(112,934)	(265,550)	(447,108)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	2,360	2,615	25,096	20,780
Principal payments on capital lease obligations	(663)	(1,123)	(3,127)	(8,285)
Shares repurchased for tax withholdings on vesting of restricted stock	—	—	—	(8,291)
Other	246	91	1,025	151
Net cash provided by (used in) financing activities	1,943	1,583	22,994	4,355
Effect of exchange rate changes	(297)	(183)	(459)	(159)
Net increase (decrease) in cash and cash equivalents	(10,685)	(70,492)	(78,299)	(389,184)
Cash and cash equivalents at the beginning of period	230,578	262,634	298,192	581,326
Cash and cash equivalents at the end of period	$219,893	$192,142	$219,893	$192,142
Supplemental cash flow data
Cash paid for interest	$8	$56	$3,252	$3,614
Cash paid for taxes	618	46	1,652	166
Non-cash investing and financing activities:
Vesting of early exercise stock options	$472	$472	$1,416	$1,416
Purchases of property and equipment, accrued but not paid	17,237	9,052	17,237	9,052

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2015
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$39,791	$(3,203)	$(64)	$—	$36,524
Costs of professional services	61,963	(5,424)	(107)	—	56,432
Product development	124,020	(29,547)	(1,594)	—	92,879
Sales and marketing	111,658	(15,321)	(196)	—	96,141
General and administrative	38,008	(15,164)	(396)	—	22,448
Operating income (loss)	(70,174)	68,659	2,357	—	842
Operating margin	(23.0)%	22.5%	0.8%	—	0.3%
Other expense, net	(6,722)	—	—	6,422	(300)
Income (loss) before provision for income taxes	(76,896)	68,659	2,357	6,422	542
Provision for income taxes	915	—	—	—	915
Net loss	$(77,811)	$68,659	$2,357	$6,422	$(373)

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2014
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$27,426	$(1,959)	$(13)	$—	$25,454
Costs of professional services	44,363	(4,214)	(69)	—	40,080
Product development	85,270	(19,191)	(628)	—	65,451
Sales and marketing	80,681	(8,678)	(485)	—	71,518
General and administrative	28,796	(12,966)	(330)	—	15,500
Operating loss	(51,466)	47,008	1,525	—	(2,933)
Operating margin	(23.9)%	21.9%	0.6%	—	(1.4)%
Other expense, net	(8,047)	—	—	6,083	(1,964)
Loss before provision for income taxes	(59,513)	47,008	1,525	6,083	(4,897)
Provision for income taxes	399	—	—	—	399
Net loss	$(59,912)	$47,008	$1,525	$6,083	$(5,296)

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2015
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$106,860	$(8,424)	$(326)	$—	$98,110
Costs of professional services	164,887	(14,022)	(631)	—	150,234
Product development	338,700	(78,990)	(4,975)	—	254,735
Sales and marketing	312,983	(36,908)	(1,154)	—	274,921
General and administrative	106,707	(42,353)	(1,499)	—	62,855
Operating loss	(191,218)	180,697	8,585	—	(1,936)
Operating margin	(22.8)%	21.6%	1.0%	—	(0.2)%
Other income (expense), net	(17,737)	—	—	19,008	1,271
Loss before benefit from income taxes	(208,955)	180,697	8,585	19,008	(665)
Benefit from income taxes	(165)	—	—	—	(165)
Net loss	$(208,790)	$180,697	$8,585	$19,008	$(500)

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2014
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$73,258	$(4,622)	$(101)	$—	$68,535
Costs of professional services	121,590	(9,931)	(204)	—	111,455
Product development	227,905	(46,796)	(2,098)	—	179,011
Sales and marketing	227,371	(22,807)	(996)	—	203,568
General and administrative	76,781	(32,508)	(688)	—	43,585
Operating loss	(165,318)	116,664	4,087	—	(44,567)
Operating margin	(29.4)%	20.8%	0.7%	—	(7.9)%
Other expense, net	(21,999)	—	—	18,005	(3,994)
Loss before provision for income taxes	(187,317)	116,664	4,087	18,005	(48,561)
Provision for income taxes	1,199	—	—	—	1,199
Net loss	$(188,516)	$116,664	$4,087	$18,005	$(49,760)

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$55,146	$41,042	$164,716	$53,728
Purchases of property and equipment	(40,280)	(27,699)	(96,252)	(65,981)
Free cash flows	$14,866	$13,343	$68,464	$(12,253)

	Trailing Twelve Months Ended October 31,
	2015	2014
Net cash provided by (used in) operating activities	$212,991	$88,521
Purchases of property and equipment	(133,917)	(78,322)
Purchases of other intangible assets	—	(15,000)
Free cash flows	$79,074	$(4,801)

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measure non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. Free cash flows differ from GAAP cash flows from operating activities in that it treats purchases of property and equipment, property and equipment acquired under capital leases and purchased other (non-acquisition related) intangible assets as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
The use of non-GAAP operating income (loss) has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.